DocuSign Envelope ID: 48C8E935-A438-439F-97A1-A1DF19894B39

Exhibit 10.8

SEVENTH AMENDMENT TO LEASE

I. PARTIES AND DATE.

This Seventh Amendment to Lease ("Amendment") dated August 7, 2018 is by and between SPECTRUM OFFICE PROPERTIES II LLC, a Delaware limited liability company (as successor in interest to The Irvine Company LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation) ("Landlord"), and SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

II. RECITALS.

On January 16, 1997, Landlord and Tenant entered into a lease for space in a building located at 157 Technology, Irvine, California ("157 Technology Premises"), which lease was amended by a First Amendment to Lease dated March 25, 2004, by a Second Amendment to Lease dated March 7, 2006, by a Third Amendment to Lease dated February 12, 2006, by a Fourth Amendment to Lease dated July 29, 2009, by a Fifth Amendment to Lease dated November 21, 2013 (the "Fifth Amendment") whereby approximately 21,960 rentable square feet of space in a building located at 153 Technology, Irvine, California ("153 Technology Premises") was added and by a Sixth Amendment to Lease dated January 31, 2014. The 153 Technology Premises and the 157 Technology Premises shall collectively constitute the "Premises" under the Lease. The foregoing lease, as so amended is hereinafter referred to as the "Lease".

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent and to make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III. MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

"5. Lease Term: The Term of this Lease shall expire on July 31, 2022."

2. Item 6 is hereby amended by adding the following:

Basic Rent for the Entire Premises (i.e. 56,280 square feet):

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
6/1/19 to 5/31/20	$1.62	$91,174.00
6/1/20 to 5/31/21	$1.69	$95,113.00
6/1/21 to 7/31/22	$1.77	$99,616.00

B. Brokers. Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company ("**Landlord's Broker**") is the agent of Landlord exclusively and Hughes Marino, Inc. ("**Tenant's Broker**") is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant's Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

C. Right of First Offer. The provisions of Section III.C of the Fifth Amendment entitled "Right of First Offer" shall remain in full force and effect and exercisable by Tenant during the Term of the Lease as extended by this Amendment.

D. Right to Extend the Lease. The provisions of Section III.D of the Fifth Amendment entitled "Right to Extend the Lease" shall remain in full force and effect and exercisable by Tenant during the Term of the Lease as extended by this Amendment.

E. Signage. The provisions of Section III.F of the Fifth Amendment entitled "Signage" shall remain in full force and effect during the Term of the Lease as extended by this Amendment.

IOPLEGAL-4-44 8/6/18 - Lease 10779, Amendment 249685 - 2.2

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DocuSign Envelope ID: 48C8E935-A438-439F-97A1-A1DF19894B39 F. Parking. The provisions of Section III.H of the Fifth Amendment entitled “Parking” shall remain in full force and effect during the Term of the Lease as extended by this Amendment. G. Alterations. The fourth (4th) sentence of Section 7.3 of the Lease entitled “Alterations” is hereby deleted in its entirety and the following shall be substituted in lieu thereof: “Tenant shall obtain all required permits for the Alterations, if any, and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord, and except for cosmetic Alterations not requiring a permit, Landlord shall be entitled to a supervision/management fee in the amount of 5% of the cost of the Alterations.” H. Security Deposit. Landlord acknowledges that it does not presently hold a security deposit with respect to the Lease, and Landlord acknowledges and agrees that it shall continue to waive any requirement of Tenant to provide a security deposit during the Term of the Lease as extended by this Amendment. I. Entry and Inspection. The first (1st) sentence of Section 7.5 of the Lease entitled “Entry and Inspection” is hereby amended so that the reference to “one hundred and eighty (180) days” shall be deleted and “twelve (12) months” shall be substituted in lieu thereof. J. Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part as to any improvements to the Premises whatsoever (but without limiting any maintenance, repair and replacement obligations of Landlord under the Lease), except that Landlord hereby agrees to perform and complete the “Landlord’s Work”, to perform and complete the Tenant Improvements, and to provide Tenant with a “Landlord’s Contribution” and a “Discretionary Allowance”, as each such term is defined in, and in accordance with the provisions of, Exhibit X, Work Letter, attached hereto. K. Capital Upgrades. Landlord acknowledges that the roofs of both of the Buildings in which the Premises are located are scheduled to be re-roofed in the Expense Recovery Period ending June 30, 2019. Landlord will use previously collected reserves to pay for the cost of replacing the roofs, and Tenant shall not be responsible for any additional costs (or receive any additional credit) should the actual cost of the roofs be more or less than the amount of the roof reserve. Notwithstanding the foregoing, once the new roofs are installed, Landlord will start collecting a roof reserve for the next future roof replacement, and Tenant will pay to Landlord the Tenant’s Share (as defined in the Lease) as part of the Operating Expenses. For informational purposes only, the roof reserve estimates for fiscal years 2018 and 2019 are $0.014/SF/month. L. Restoration. Notwithstanding anything to the contrary contained in Sections 7.3 and/or 15.3 of the Lease, the parties confirm and agree that no alterations, fixtures (excluding movable trade fixtures), additions or improvements installed or constructed by Tenant in the Premises as of the date of this Amendment shall be required to be removed by Tenant at the Expiration Date or sooner termination of the Term of the Lease. IV. GENERAL. A. Effect of Amendment. The Lease shall remain in full force and effect and unmodified except to the extent that it is expressly modified by this Amendment. B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant. C. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment. D. Corporate and Partnership Authority. Each of Landlord and Tenant represents that each individual executing this Amendment on its behalf is duly authorized to execute and deliver this Amendment on behalf of such party and that this Amendment is binding upon it in accordance with its terms. E. Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, facsimile, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original. F. California Certified Access Specialist Inspection. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist IOPLEGAL-4-44 8/6/18 - Lease 10779, Amendment 249685 - 2.2 2

DocuSign Envelope ID: 48C8E935-A438-439F-97A1-A1DF19894B39 (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.” If Tenant, in its sole and absolute discretion, requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties. It Tenant elects to perform a CASp inspection of the Premises, Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the “CASp Report”) and Tenant shall, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, notwithstanding anything to the contrary in the Lease. Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications. V. EXECUTION. Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above. LANDLORD: TENANT: SPECTRUM OFFICE PROPERTIES II LLC, SPECTRUM PHARMACEUTICALS, INC., a Delaware limited liability company a Delaware corporation By [[Executor 1 Signature]] By [[Tenant 1 Signature]] Steven[[Executor M. Case1 Name]] Printed Name [[TenantKurt Gustafson 1 Name]] [[Executor 1 Title Line 1]] Title [[Tenant 1 Title]] Executive Vice President CFO Executor 1 Title Line 2]] By [[Executor 2 Signature]] [[ExecutorHolly McManus 2 Name]] [[Executor 2 Title Line 1]] [[ExecutorVice President, 2 Title Operations Line 2]] Office Properties [[ReviewerInitial1]] IOPLEGAL-4-44 8/6/18 - Lease 10779, Amendment 249685 - 2.2 3

DocuSign Envelope ID: 48C8E935-A438-439F-97A1-A1DF19894B39 EXHIBIT X WORK LETTER DOLLAR ALLOWANCE As used herein, “Premises” shall mean the 153 Technology Premises and the 157 Technology Premises Tenant has been in occupancy and possession of the Premises since 2014, and the Premises are already improved with tenant improvements accepted by Tenant. As an inducement for Tenant to execute and deliver the Amendment whereby Tenant is extending the Term of the Lease for 38 months, Landlord shall (i) complete certain tenant improvements more particularly described (and defined as the Landlord’s Work) in Section I below, (ii) provide to Tenant an allowance of $2.00 per rentable square feet of the Premises for refurbishing the Premises, as more particularly described in Section II below, or toward the cost of other tenant improvements as more particularly described in Section III below, and (iii) provide to Tenant an additional allowance of $66,000.00 for use by Tenant for the purposes described in Section IV below. The tenant improvement work ("Tenant Improvement Work") shall consist of the design and construction of all tenant improvements ("Tenant Improvements”) required for the Premises pursuant to the approved plans and specifications. Tenant shall employ its own architect and general contractor in constructing the Tenant Improvements. Except for the refurbishment work, the general contractor shall be selected and engaged by Tenant on the basis of a competitive bid involving 2 general contractors designated by Landlord and 1 general contractor designated by Tenant and approved in writing by Landlord. The work shall be undertaken and prosecuted in accordance with the requirements set forth below. I. LANDLORD’S WORK Landlord shall, at Landlord’s sole cost and expense [and without any deduction from either Landlord Contribution (as defined in IV.A below) or the Discretionary Allowance (as defined in IV.A below)], perform and complete on a turnkey basis, prior to March 31, 2019, the following improvements: (i) install new finishes--utilizing building standard materials and finishes--in two (2) sets of restrooms at 157 Technology Drive in accordance with the pricing summary prepared by Casco Contractors dated May 7, 2018 and (ii) install HVAC controls in accordance with the proposal prepared by Advanced Automated dated April 26, 2018 (the “Landlord’s Work”). Landlord shall be solely responsible (without deduction from the Landlord Contribution or inclusion in Operating Expenses) for the cost of all permits, soft costs, and code compliance upgrades required in connection with, or otherwise triggered by, the Landlord’s Work. II. REFURBISHMENT WORK A. Tenant shall have the right to utilize all or any portion of the Landlord Contribution (defined in Section IV.A below) to pay for the cost of refurbishing the Premises (i.e., cosmetic work not requiring a building permit, e.g., paint and carpeting) (“Refurbishment Work”). In such event, Tenant shall not be required to comply with the provisions of Sections III.A (other than the second sentence thereof), B, C, E, G, I, or J. Tenant shall have the right to contract for and oversee such Refurbishment Work directly, and in this regard, Tenant shall not be required to pay to Landlord any supervision/management fee. Landlord shall reimburse Tenant for the costs of the Refurbishment Work, up to the available amount of the Landlord Contribution (and/or Discretionary Allowance, if applicable) as provided in Section IV.A below. B. If, and to the extent, Tenant decides to utilize the Landlord Contribution (and/or Discretionary Allowance, if applicable) for the cost of any Tenant Improvements that require a building permit, Tenant shall comply with the all of the provisions of Section III below. III. ARCHITECTURAL AND CONSTRUCTION PROCEDURES. A. Concurrently with sign-off by Tenant, the space plans, construction drawings and specifications for all improvements and finishes, together with any changes thereto, shall be submitted to Landlord (with samples as required) for review and approval by Landlord and its architect for the Project. To the extent applicable, the build-out of the Tenant Improvements shall include Landlord’s building standard tenant improvements, materials and specifications for the Project. Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the “Landlord Contribution” as described below, Tenant shall, in addition to its other obligations herein, promptly fund the cost thereof to Landlord. B. All construction drawings prepared by Tenant’s architect shall follow Landlord’s CAD standards, which standards shall be provided to Tenant or its architect upon request. IOPLEGAL-4-44 8/6/18 - Lease 10779, Amendment 249685 - 2.2 1

DocuSign Envelope ID: 48C8E935-A438-439F-97A1-A1DF19894B39 C. Landlord shall, subject to the foregoing, approve or disapprove any submittal of plans or specifications by Tenant within 5 business days following receipt thereof by Landlord. D. Tenant shall use the electrical, mechanical, plumbing and fire/life safety engineers and subcontractors designated by Landlord. All other subcontractors shall be subject to Landlord’s reasonable approval, and Landlord may require that any drywall and acoustical ceiling subcontractors be union contractors. E. Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the construction work. F. Tenant’s general contractor and each of its subcontractors shall comply with Landlord’s requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord prior to commencement of construction. G. A construction schedule shall be provided to Landlord prior to commencement of the construction work, and weekly updates shall be supplied during the progress of the work. H. Tenant shall give Landlord 10 days prior written notice of the commencement of construction so that Landlord may cause an appropriate notice of non-responsibility to be posted. I. Tenant and its general contractor shall attend weekly job meetings with Landlord’s construction manager for the Project. J. Upon completion of the work, Tenant shall cause to be provided to Landlord (i) as-built drawings of the Premises signed by Tenant’s architect, (ii) CAD files of the improved space compatible with Landlord’s CAD standards, (iii) a final punchlist signed by Tenant, (iv) final and unconditional lien waivers from all contractors and subcontractors, (v) a duly recorded Notice of Completion of the improvement work, and (vi) a certificate of occupancy for the Premises (collectively, the “Close-out Package”). Should Tenant fail to provide complete CAD files compatible with Landlord’s standards as required herein, Landlord may cause its architect to prepare same and the cost thereof shall be reimbursed to Landlord by Tenant within 10 days of invoice therefor. K. The work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws. L. All of the provisions of the Lease shall apply to any activity of Tenant, its agents and contractors, in the Premises. M. It is understood that the Tenant Improvements shall be done during Tenant’s occupancy of the Premises. In this regard, Tenant agrees to assume any risk of injury, loss or damage to Tenant to the extent not the result of the negligence or willful misconduct or Landlord or its agents or contractors. While Landlord agrees to employ construction practices reasonably intended to minimize disruptions to the operation of Tenant’s business in the Premises, and to advise Tenant of any anticipated disruptions, Tenant acknowledges and agrees that some disruptions may occur during the course of construction of the Tenant Improvements, and in no event shall rent abate as the result of the construction of the Tenant Improvements. Tenant shall pay for and cause Tenant’s furniture and other equipment to be moved as reasonably necessary (including disconnecting and reconnecting computers and telecommunications cabling equipment) so as to facilitate the Tenant Improvement. N. All of the Tenant Improvements shall become the property of Landlord and shall be surrendered with the Premises at the expiration or sooner termination of the Lease, except that Landlord shall have the right, by notice to Tenant given at the time of Landlord's approval of Tenant’s plans and specifications, to require Tenant either to remove all or any of the Tenant Improvements approved, to repair any damage to the Premises or the Common Areas arising from such removal, and to replace any non-standard Improvements so approved with the applicable standard improvement, or to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand. If Landlord informs Tenant in writing that it will require Tenant to remove certain Tenant Improvements, Tenant shall be allowed to revise the space plans or construction drawings and specifications, as applicable, whereby Tenant eliminates or mitigates the extent to which it will have any removal obligations hereunder. Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date or sooner termination of the Lease. O. Tenant hereby designates Kurt Gustafson (“Tenant’s Construction Representative”), Telephone No. (949) 743-9278, Email: kurt.gustafson@sppirx.com, as its representative IOPLEGAL-4-44 8/6/18 - Lease 10779, Amendment 249685 - 2.2 2

DocuSign Envelope ID: 48C8E935-A438-439F-97A1-A1DF19894B39 and agent for all matters related to the construction of the Tenant Improvements, including but not by way of limitation, for purposes of receiving notices, approving submittals and issuing requests for changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. The foregoing authorization is intended to provide assurance to Landlord that it may rely upon the directives and decision making of the Tenant’s Construction Representative with respect to the construction of the Tenant Improvements and is not intended to limit or reduce Landlord’s right to reasonably rely upon any decisions or directives given by other officers or representatives of Tenant. Any notices or submittals to, or requests of, Tenant related to this Work Letter and/or the construction of the Tenant Improvements may be sent to Tenant’s Construction Representative at the email address above provided. Tenant may amend the designation of its Tenant’s Construction Representative(s) at any time upon delivery of written notice to Landlord. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any work performed by Tenant, nor shall Landlord be responsible for repairing any defective condition therein. IV. COST OF THE WORK A. Landlord shall pay up to $112,560.00, based on $2.00 per rentable square foot of the Premises ("Landlord Contribution"), of the final “Completion Cost” (as defined below). Tenant acknowledges that the Landlord Contribution is intended only as the maximum amount Landlord will pay toward approved Tenant Improvements and Refurbishment Work (if applicable), and not by way of limitation, any partitions, modular office stations, fixtures, cabling, furniture and equipment requested by Tenant are in no event subject to payment as part of Landlord Contribution. In the event the completion cost of the Tenant Improvement Work and Refurbishment Work (if applicable) is less than the Landlord Contribution, Landlord’s actual contribution toward the completion cost shall equal such lesser amount, and Tenant shall have no right to receive any credit, refund or allowance of any kind for any unused portion of the Landlord Contribution. In addition, Landlord shall provide to Tenant an allowance not to exceed $66,000.00 (“Discretionary Allowance”) to be utilized towards (i) out-of-pocket expenses incurred by Tenant for furniture, fixtures and equipment for the Premises, (ii) toward any portion of the completion cost of the Tenant Improvements or the cost of the Refurbishment Work (if applicable) that exceeds the Landlord Contribution, or (iii) by written notice to Landlord not later than February 28, 2019, as a credit applied to Basic Rent commencing on June 1, 2019 until such amount is exhausted. Tenant shall be reimbursed for expenses incurred pursuant to item (i) or toward the cost of the Refurbishment Work in the preceding sentence by submitting copies of all supporting third-party invoices to Landlord by November 30, 2019. Tenant understands and agrees that any portion of the Landlord Contribution or Discretionary Allowance not utilized by Tenant by December 31, 2019, shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment. B. Landlord shall fund the Landlord Contribution (less deductions for the above-described supervision fee and charges of Landlord’s architect) in installments as and when costs are incurred and a payment request therefor is submitted by Tenant. Each payment request shall include a copy of all supporting invoices, conditional progress payment lien waivers (in the form prescribed by the California Civil Code) for labor and materials incorporated in such payment request, unconditional lien waivers (in the form prescribed by the California Civil Code) for labor and materials on the basis of which payment has previously been by Landlord, and pertinent back-up (including copies of Tenant’s payment checks to its contractors and suppliers). Landlord shall fund the payment request within 30 days following receipt of the application and supporting materials; provided that a 10% retention shall be held on payments to Tenant until Landlord receives the complete Close-out Package. The remaining balance of the Landlord Contribution shall be funded when Landlord receives the complete Close-out Package. Prior to any payment by Landlord hereunder, Tenant shall provide to Landlord in writing the address to which such payment is to be delivered, together with a complete copy of the construction contract(s) for the Tenant Improvements. C. For the sake of clarity, Landlord acknowledges and agrees that Tenant shall have the right to utilized the Landlord Contribution and Discretionary Allowance prior to the commencement of the extension period (which extension period commences June 1, 2019) effected by this Amendment. IOPLEGAL-4-44 8/6/18 - Lease 10779, Amendment 249685 - 2.2 3

DocuSign Envelope ID: 48C8E935-A438-439F-97A1-A1DF19894B39 CAMPUS OFFICE GENERIC SPECIFICATION IRVINE COMPANY Schedule I Tenant Improvement / Interior Construction Outline Specifications (By Tenant/Tenant Allowance) Note During preliminary walk throughs, construction management is to confirm re-use of existing building components and provide direction to: 1) match existing , or 2) provide new building standard at all remodel conditions; or 3) provide upgrade to building standard based on project team input. Each suite to be reviewed on a case-by-case basis. TENANT STANDARD GENERAL OFFICE: CARPET Direct glue broadloom carpet. VINYL COMPOSITION TILE (VCT) 12” x 12” VCT Armstrong Standard Excelon. WALLS Standard Walls: 5/8” gypsum drywall on 2-1/2” x 25 ga. metal studs 16” o.c., floor to ceiling construction. No walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building exterior walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall. Exterior Walls (First Generation Only): 5/8” gypsum drywall furring on 25 ga. metal studs, with R-13 insulation. PAINT Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White, flat finish. Dark colors subject to Landlord approval. BASE 2-1/2” Burke rubber base; straight at cut pile carpet, coved at resilient flooring and loop carpet. RUBBER TRANSITION STRIP Transition strip between carpet and resilient flooring to be Burke #150, color: to match adjacent V.C.T. PLASTIC LAMINATE Plastic laminate color at millwork: Nevamar “Smoky White”, Textured #S-7-27T. CEILING 2x4 USG Radar Illusions #2842 scored ceiling tile, installed in building standard 9/16” or 15/16” T-bar grid. Continuous grid throughout. LIGHTING All spaces are to be illuminated with building standard 2 x 4 direct/indirect fixtures, approved by the Landlord. DOORS 1-3/4” solid core, 3’’-0” x 8’-10” plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage “D” series “Sparta” latchset hardware, dull chrome finish. OFFICE SIDELITES All interior offices to have sidelite glazing adjacent to office entry door, 4’ wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass. WINDOW COVERINGS Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey. TENANT STANDARD MECHANICAL: HVAC General: Exterior corner spaces with more than one exposure shall be provided with a separate zone. Conference Room (or Training Room) 20’ x 13’ or larger shall be provided with a separate zone. Exterior zone shall be limited to a single exposure and a maximum of 750 to 1000 square feet. Campus Office Building: Interior and Exterior zone VAV boxes shall be connected to the main supply air loop. Exterior zone VAV boxes shall be provided with two-row hot water reheat coil. Interior zone shall be limited to a maximum of 2000 square feet. Air distribution downstream of VAV boxes shall be provided complete with ductwork, 2’x2’ perforated face ceiling diffusers, 2’x2’ perforated return air grilles and air balance. All ductwork shall be sheet metal constructed per SMACNA standards and insulated per the latest Title 24 requirements. Pneumatic thermostats with blank white cover shall be provided for each zone. Thermostats shall be located adjacent to light switch at 48” above finished floor. When the building utilizes DDC zone control, DDC system shall be Andover and installed by AAS. DDC system shall be interfaced to the existing Irvine Company network. Revised 11/10/15 IRVINE COMPANY OFFICE PROPERTIES THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE LANDLORD

DocuSign Envelope ID: 48C8E935-A438-439F-97A1-A1DF19894B39 CAMPUS OFFICE GENERIC SPECIFICATION IRVINE COMPANY Tenant Improvement / Interior Construction Outline Specifications (Continued) TENANT STANDARD MECHANICAL (CONTINUED): Mid-Tech / Manufacturing Building: Air distribution downstream of packaged rooftop units and/or split system fan coil units shall be provided complete with ductwork, 2’x2’ perforated face ceiling diffusers, 2’x2’ perforated return air grilles and air balance. All ductwork shall be sheet metal constructed per SMACNA standards and insulated per the latest Title 24 requirements. Interior zone shall be limited to a maximum of 2500 square feet. Packaged rooftop units and/or split system units shall be connected to existing Irvine Company Energy Management System. Thermostats shall be located adjacent to light switch at 48” above finished floor. EMS shall be Andover and installed by AAS. New packaged rooftop units larger than 5-ton shall be provided with seismic isolation curb with minimum 1-inch spring deflection. New packaged rooftop units larger than 6.25 ton shall be provided with economizer with barometric relief damper. TENANT STANDARD FIRE PROTECTION: FIRE PROTECTION Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of 2’ x 2’ section of scored ceiling tile. Ceiling drops from shell supply loop. TENANT STANDARD FIRE SPRINKLER: FIRE SPRINKLER  Hard pipe to be used. Any substitutions to be submitted for Landlord review and approval prior to install.  Center sprinkler head in 2x2 ceiling tile. TENANT STANDARD ELECTRICAL: ELECTRICAL SYSTEM A 277/480 volt, three phase, four wire tenant metered distribution section will be added to main service at Main Electrical Room. Tenant Electrical Room, located within the lease space, as directed by the Landlord, to include 277/480 volt and 120/208 volt panels, transformer, lighting control panel, as required. All newly installed panels and distribution boards shall have all branch circuit loads appropriately disaggregated per 2013 Title 24 requirements. Standard tenant electrical capacity will be provided in the following capacity:  Lighting 277V: Minimum of 1.2 watt watts per s.f.  General 277V Power: As required to accommodate tenant loads.  HVAC Power 277/480V: As required to accommodate the HVAC equipment.  General 120/208V Power: Minimum of 8.0 watts per s.f. LIGHTING All spaces are to be illuminated with building standard 2’ x 4’, direct/indirect fixtures based on one (1) fixture per 96 square feet. All lighting in newly renovated areas (and associated existing areas with renovations mandated by 2013 Title 24 requirements) are to be illuminated with building standard 2’x4’ direct/indirect LED 0-10V dimmable fixtures based on (1) fixture per 96 square feet. Fixture to be Focal Point TICLED-24-4000L-35 (FLUL-24-PS-4000L-35K-1C-VOLT-LD1-GRID TYPE-EQ-WH) - All Fixtures should be ordered via Southern California Illumination, contact rep at 949-622-3000. Any substitutions to these fixtures must be reviewed/approved by the Landlord. All lighting in newly renovated areas (and associated existing areas with renovations mandated by 2013 Title 24 requirements) are to be controlled by 2013 Title 24 compliant digital lighting system, complete with room controller capable of full range 0-10V LED dimming, occupancy sensors, daylight sensors (as required), and low voltage digital switches as required for each respective enclosed space. Locate switches at 48” to switch centerline. Digital control system shall be by Greengate or equal by Wattstopper. Projects in excess of 10,000 square feet shall also have demand responsive controls via input / output interface at each room controller location with applicable low voltage conductors routed to tenant electrical room for future connection to demand response system per 2013 Title 24 requirements. Exit signs: Internally illuminated, white sign face with green text. OUTLETS Power: Leviton “Decora” style 15 / 20 amp 125-volt specification grade white duplex receptacle mounted vertically, 18” AFF to centerline, with a white plastic coverplate. 2013 Title 24 controlled receptacles are to be plug load controllable decorator receptacle, 15A, half control, white in color Legrand #26252CHW. Receptacle relay shall be wired to room controller in respective vicinity or enclosed space for controlled receptacle to shut off during periods of vacancy. Revised 11/10/15 IRVINE COMPANY OFFICE PROPERTIES THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE LANDLORD

DocuSign Envelope ID: 48C8E935-A438-439F-97A1-A1DF19894B39 CAMPUS OFFICE GENERIC SPECIFICATION IRVINE COMPANY Tenant Improvement / Interior Construction Outline Specifications (Continued) TENANT STANDARD ELECTRICAL (CONTINUED): All furniture systems will be assumed to be a four (4) circuit / eight (8) wire configuration. All furniture system workstations are assumed to have personal computers only and will be connected at a ratio of eight (8) workstations per four (4) circuit / eight (8) wire homerun. For each four circuit homerun, the two “general” circuits shall be controlled circuits per 2013 Title 24 requirements and shall be controlled by relays connected to the room controller in respective vicinity or enclosed space for controlled receptacles in partitions to shut off during periods of vacancy. All wall mounted furniture system communication feeds will be provided with (2) 1 ½” conduit (non- fire rated / non-insulated walls) OR (2) 1-¼” conduit (fire rated / insulated walls); a 4S/DP box and a double-gang mud ring in the wall. One (1) furniture system communication feeds will be assumed to be capable of providing enough cabling capacity for eight (8) workstations. Power and Telecom Feeds to systems furniture by Tenant to be via walls, furred columns or ceiling J-box. All wall mounted general communication outlets in non-fire rated / non-insulated walls will be provided a 2-gang mud ring and a pull string in the wall. All wall mounted communication outlets in fire-rated and insulated walls will be provided with ¾” conduit (voice and / or data only) OR a 1” conduit (combination voice / data), stubbed into the accessible ceiling space, 4S/DP box and a single gang mud ring in the wall. Cover plate, jacks and cables by tenant. A single tenant telecom room will be provided with a single 4’ x 8’ backboard. An empty 2” conduit will be routed from this backboard to the building’s main telephone backboard. An empty 4” conduit sleeve will be stubbed into the accessible ceiling space. TENANT STANDARD WAREHOUSE/SHIPPING AND FLOORS RECEIVING (IF APPLICABLE): Sealed concrete. WALLS 5/8” gypsum wallboard standard partition, height and construction subject to Landlord approval. At furred walls, paint to match Benjamin Moore AC-40 Glacier White. Provide rated partition at occupancy separation, as required by code. CEILING Exposed structure, non-painted. WINDOWS None. ACCESS 7’-6” H x 7’-6” W glazed service doors. Glazing is bronze reflective glass. HVAC None. PLUMBING Single accommodation restroom, if required. Sheet vinyl flooring to be Armstrong Classic Corlon “Seagate” #86526 Oyster, with Smooth White FRP panel wainscot to 48” high. Painted walls and ceiling to be Benjamin Moore AC-40 Glacier White, semi-gloss finish. LIGHTING T5 High Bay, 2 x 4 fixtures. OTHER ELECTRICAL Convenience outlets; surface mounted at exposed concrete walls. SECURITY Lockable doors. Revised 11/10/15 IRVINE COMPANY OFFICE PROPERTIES THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE LANDLORD